Exhibit 99.1

Goodman Networks Reports Third Quarter Revenue

And Earnings

•    Q3 Revenue of $165.5 million

•    Q3 Net Loss $12.3 million and Adjusted EBITDA of $2.3 million

•    Year-To-Date Nine Month Net loss of $50.6 million and Adjusted EBITDA of $5.0 million

•    Year-To-Date Nine Month Revenue of $565.5 million

PLANO, TX, November 13, 2015 – Goodman Networks Incorporated today announced financial results for the three and nine months ended September 30, 2015. The Company reported Adjusted EBITDA of $2.3 million and $5.0 million for the three and nine months ended September 30, 2015. The Company reported gross margin of 13.3% for the three months ended September 30, 2015, a slight decrease from the three months ended June 30, 2015 of 14.2%.

“2015 has been a challenging year, however our third quarter results continue to demonstrate Goodman’s ability to adapt to changes in the marketplace,” stated Ron Hill, Goodman Networks’ executive chairman and chief executive officer. “We have made significant strides in improving our cost and expense structure throughout the year and are poised to improve our results as business returns to a more normalized level in 2016, when we expect increased spending from multiple carriers and increased opportunities for new business.”

Total revenue of $165.6 million and $565.5 million for the three and nine months ended September 30, 2015, respectively, decreased by $198.3 million and $325.4 million for the three and nine months ended September 30, 2015, respectively, when compared to the same periods in 2014. The decrease was driven primarily by the reduction in the volume and, to a lesser extent, pricing of services provided to AT&T.

Cost of revenues was $143.6 million and $497.7 million for the three and nine months ended September 30, 2015, respectively, compared to $300.8 million and $758.3 million for the three and nine months ended September 30, 2014, respectively.

Gross margin decreased from 17.3% for the three months ended September 30, 2014 to 13.3% for the three months ended September 30, 2015. Our Professional Services gross margin increased from 8.4% for the three months ended September 30, 2014 to 23.3% for the three months ended September 30, 2015. Field Services gross margin decreased from 20.2% for the three months ended September 30, 2014 to 17.8% for the three months ended September 30, 2015. The Field Services gross margin for the three months ended September 30, 2014, however, reflected a $3.8 million gain from the sale of leased vehicles. The Professional Services and Field Services gross margins continued to improve due to our initiatives to align costs with revenue and improve and automate business processes.

Gross margin for the nine months ended September 30, 2015 decreased from the same period in 2014 from 14.9% to 12.0%. Overall margin declined primarily due to our Infrastructure Services segment, which experienced a decline in gross margin driven by lower margins on our project mix, the closure of higher cost AT&T deferred 2014 projects, and a reduction in pricing under our Mobility Turf contract. The Professional Services segment gross margin increased from 5.2% for the nine months ended September 30, 2014 to 11.0% for the nine months ended September 30, 2015 and our Field Services segment gross margin increased from 12.7% for the nine months ended September 30, 2014 to 18.0% for the nine months ended September 30, 2015.

Summary financial statements for the three and nine months ended September 30, 2015 are included in Exhibit A to this earnings announcement.

Summary results are presented below.

Results for the three and nine months ended September 30, 2014 and 2015 (dollars in thousands)

	Three Months Ended September 30, 2015			Nine Months Ended September 30, 2015
	2014	2015		2014	2015
	Amount	Amount	Change ($)	Amount	Amount	Change ($)
Revenues:
Professional Services	$24,801	$18,760	$(6,041)	$71,412	$49,164	$(22,248)
Infrastructure Services	267,192	74,436	(192,756)	624,228	324,862	(299,366)
Field Services	71,797	72,298	501	195,305	191,514	(3,791)

Total revenues	363,790	165,494	(198,296)	890,945	565,540	(325,405)
Cost of revenues:
Professional Services	22,717	14,385	(8,332)	67,690	43,736	(23,954)
Infrastructure Services	220,769	69,717	(151,052)	520,116	296,974	(223,142)
Field Services	57,281	59,464	2,183	170,495	156,947	(13,548)

Total cost of revenues	300,767	143,566	(157,201)	758,301	497,657	(260,644)
Gross profit:
Professional Services	2,084	4,375	2,291	3,722	5,428	1,706
Infrastructure Services	46,423	4,719	(41,704)	104,112	27,888	(76,224)
Field Services	14,516	12,834	(1,682)	24,810	34,567	9,757

Total gross profit	63,023	21,928	(41,095)	132,644	67,883	(64,761)

Gross margin as percent of segment revenues:
Professional Services	8.4%	23.3%		5.2%	11.0%
Infrastructure Services	17.4%	6.3%		16.7%	8.6%
Field Services	20.2%	17.8%		12.7%	18.0%

Total gross margin	17.3%	13.3%		14.9%	12.0%

Selling, general and administrative expenses	27,924	22,610	(5,314)	88,386	72,784	(15,602)
Restructuring expense	4,653	501	(4,152)	7,379	9,510	2,131
Impairment expense	1,754	—	(1,754)	1,754	2,775	1,021
Other operating (income) expense	(1,666)	—	1,666	(3,235)	—	3,235

Operating income	30,358	(1,183)	(31,541)	38,360	(17,186)	(55,546)
Other income	(25)	—	25	(71)	—	71
Interest income	—	(43)	(43)	—	(116)	(116)
Interest expense	11,188	11,096	(92)	34,342	33,041	(1,301)

Income (Loss) before income taxes	19,195	(12,236)	(31,431)	4,089	(50,111)	(54,200)
Income tax expense	2,092	87	(2,005)	2,157	484	(1,673)

Net income (loss)	$17,103	$(12,323)	$(29,426)	$1,932	$(50,595)	$(52,527)

SG&A expense of $22.6 million for the three months ended September 30, 2015 decreased $5.3 million from the same period in 2014. For the nine months ended September 30, 2015, SG&A expenses decreased $15.6 million from $88.4 million for the same period in 2014 to $72.8 million. SG&A expense for the three months ended September 30, 2014, however, was reduced by a $9.0 million gain recorded for the adjustment in fair value of a contingent liability. SG&A expense as a percentage of revenue for the nine months ended September 30, 2015 was 12.9%, an increase from 9.9% for the same period in 2014 despite the 37% decline in revenue between the periods.

Adjusted EBITDA of $2.3 million for the three months ended September 30, 2015, decreased from $40.9 million for the three months ended September 30, 2014, driven primarily by the decline in operating income. Adjusted EBITDA was $5.0 million for the nine months ended September 30, 2015 compared to $57.7 million for the nine months ended September 30, 2014.

Goodman Networks Conference Call Information

Goodman Networks will host a conference call to discuss its financial and operational results at 8:30 AM Central Time (CT) on Friday, November 13, 2015. Dial-in information for the conference call is as follows:

Date:	Friday, November 13, 2015
Time:	8:30 AM CT
Call-in number:	(855) 548-8663 or (412) 455-6154
Participant Passcode:	77246370

Please plan on accessing the conference call 5 minutes prior to the scheduled start time. A replay of the call will be available within two hours of completion of the call and accessible for seven days. To listen to a replay of the call, please dial (855) 859-2056 or (404) 537-3406 and use passcode 77246370 prior to 10:59 PM CT on Friday, November 20, 2015.

About Goodman Networks Incorporated

Goodman Networks is a leading national provider of end-to-end network infrastructure, and professional services to the wireless telecommunications industry and is a leading provider of field services to the satellite television industry. Since its founding in 2000, Goodman Networks has grown to become one of the largest multi-vendor network and infrastructure service providers to the telecommunications industry in the United States. Additional information can be found at www.goodmannetworks.com.

Forward-Looking Statements

This earnings release and the conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements. Such risks and uncertainties include our reliance on a single customer, for the vast majority of our revenues, our ability to maintain a level of service quality satisfactory to this customers across a broad geographic area, our ability to manage or refinance our substantial level of indebtedness and our ability to generate sufficient cash to service our indebtedness, our ability to raise additional capital to fund our operations and meet our obligations, our ability to translate amounts included in our estimated backlog into revenue or profits, business and economic conditions and trends in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the future impact of any acquisitions or dispositions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs and the availability of financing, and the other risks detailed in our filings with the Securities and Exchange Commission. We do not undertake to update forward-looking statements.

Non-GAAP Financial Measures

We present EBITDA because we consider it to be an important supplemental measure of our operating performance and we believe that such information will be used by securities analysts, investors and other interested parties in the evaluation of our results. We present Adjusted EBITDA, which adjusts EBITDA for items that management does not consider to be reflective of our core operating performance, because it may be used by certain investors as a measure of operating performance. Management considers core operating performance to be that which can be affected by managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Adjusted EBITDA adjusts EBITDA to eliminate the impact of certain items, including: (i) share-based compensation (non-cash portion); (ii) certain restructuring fees and expenses; (iii) amortization of debt issuance costs; and (iv) impairment charges recognized on our long-lived assets.

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2015
EBITDA and Adjusted EBITDA:
Net income (loss)	$17,103	$(12,323)	$1,932	$(50,595)
Income tax expense	2,092	87	2,157	484
Interest expense, net	11,188	11,053	34,342	32,925
Depreciation and amortization	2,790	2,776	8,514	8,552

Total EBITDA	33,173	1,593	46,945	(8,634)
Share-based compensation	2,148	1,106	4,193	4,036
Restructuring expense	4,653	501	7,379	9,510
Amortization of debt issuance costs	(871)	(889)	(2,606)	(2,701)
Asset impairments	1,754	—	1,754	2,775

Adjusted EBITDA	$40,857	$2,311	$57,665	$4,986

Estimated Backlog

The Company refers to the amount of revenue it expects to recognize over the next 18 months from future work on uncompleted contracts, including master service agreements and new contractual agreements on which work has not begun, as its “estimated backlog.” The Company determines the amount of estimated backlog for work under master service agreements based on historical trends, anticipated seasonal impacts and estimates of customer demand based upon communications with customers. The Company’s estimated 18-month backlog as of September 30, 2015 was $1.2 billion.

Goodman Networks Contact:

Investor Relations:	Joy L. Brawner
Chief Financial Officer
jbrawner@goodmannetworks.com
(972) 421-5739

Goodman Networks Incorporated

Consolidated Balance Sheets

(In Thousands, Except Share Amounts and Par Value)

	December 31, 2014	September 30, 2015
		(Unaudited)
Assets
Current Assets
Cash	$76,703	$37,333
Accounts receivable, net of allowances for doubtful accounts of $877 at December 31, 2014 and $197 at September 30, 2015, respectively	66,354	38,656
Unbilled revenue on completed projects	16,780	10,854
Costs in excess of billings on uncompleted projects	81,410	33,541
Inventories	18,638	15,678
Prepaid expenses and other current assets	6,727	5,082
Assets held for sale	4,000	3,500
Income tax receivable	513	576

Total current assets	271,125	145,220

Property and equipment, net of accumulated depreciation of $29,776 at December 31, 2014 and $33,088 at September 30, 2015, respectively	24,638	20,768
Deferred financing costs, net	14,491	11,434
Deposits and other assets	2,821	2,528
Insurance collateral	12,249	15,034
Intangible assets, net of accumulated amortization of $9,361 at December 31, 2014 and $13,719 at September 30, 2015, respectively	19,558	15,201
Goodwill	69,178	69,178

Total assets	$414,060	$279,363

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable	$94,851	$57,081
Accrued expenses	73,574	51,347
Income taxes payable	1,783	154
Billings in excess of costs on uncompleted projects	36,316	8,982
Deferred revenue	426	986
Liabilities related to assets held for sale	3,646	3,522
Deferred rent - short term	188	148
Current portion of capital lease and notes payable obligations	1,366	1,224

Total current liabilities	212,150	123,444

Notes payable	326,648	326,282
Capital lease obligations	1,045	479
Accrued expenses, non-current	8,484	7,878
Deferred revenue, non-current	8,874	10,282
Deferred tax liability, non-current	1,428	1,707
Deferred rent	454	429

Total liabilities	559,083	470,501

Shareholders’ Deficit
Common stock, $0.01 par value, 10,000,000 shares authorized; 1,029,072 issued and 912,754 outstanding at December 31, 2014 and September 30, 2015	10	10
Treasury stock, at cost, 116,318 shares at December 31, 2014 and September 30, 2015	(11,756)	(11,756)
Additional paid-in capital	18,525	22,993
Accumulated other comprehensive income	14	26
Accumulated deficit	(151,816)	(202,411)

Total shareholders’ deficit	(145,023)	(191,138)

Total liabilities and shareholders’ deficit	$414,060	$279,363

Goodman Networks Incorporated

Consolidated Statements of Operations

(In Thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2015	2014	2015
Revenues	$363,790	$165,494	$890,945	$565,540
Cost of revenues	300,767	143,566	758,301	497,657

Gross profit (exclusive of depreciation and amortization included in selling, general and administrative expense shown below)	63,023	21,928	132,644	67,883
Selling, general and administrative expenses	27,924	22,610	88,386	72,784
Restructuring expense	4,653	501	7,379	9,510
Impairment expense	1,754	—	1,754	2,775
Other operating income	(1,666)	—	(3,235)	—

Operating income (loss)	30,358	(1,183)	38,360	(17,186)
Other income	(25)	—	(71)	—
Interest expense, net	11,188	11,053	34,342	32,925

Income (Loss) before income taxes	19,195	(12,236)	4,089	(50,111)
Income tax expense	2,092	87	2,157	484

Net income (loss)	$17,103	$(12,323)	$1,932	$(50,595)

Other comprehensive income:
Foreign currency translation adjustments	13	26	13	26

Comprehensive income (loss)	$17,116	$(12,297)	$1,945	$(50,569)

Goodman Networks Incorporated

Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2014	2015
Operating Activities
Net income (loss)	$1,932	$(50,595)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	4,400	4,195
Amortization of intangible assets	4,114	4,357
Amortization of debt discounts and deferred financing costs	2,548	2,691
Impairment charges	5,658	2,775
Change in estimate of doubtful accounts	588	(58)
Deferred tax expense	1,615	279
Share-based compensation expense	4,193	4,468
Accretion of contingent consideration	521	—
Change in fair value of contingent consideration	(9,519)	(726)
Change in fair value of guarantee of indebtedness	(1,500)	—
Loss on sale of property and equipment	242	105
Changes in:
Accounts receivable	36,646	27,756
Unbilled revenue	3,173	5,926
Costs in excess of billings on uncompleted projects	(4,565)	47,869
Inventories	(1,543)	2,960
Prepaid expenses and other assets	4,193	(890)
Accounts payable and other liabilities	(34,368)	(56,020)
Income taxes payable / receivable	14,545	(1,690)
Billings in excess of costs on uncompleted projects	2,835	(27,334)
Deferred revenue	9,286	1,968
Deferred rent	—	(110)

Net cash provided by (used in) operating activities	44,994	(32,074)

Investing Activities
Purchases of property and equipment	(14,639)	(2,518)
Proceeds from the sale of property and equipment	274	11
Change in due from shareholders	2	—

Net cash used in investing activities	(14,363)	(2,507)

Financing Activities
Proceeds from lines of credit	783,812	568,302
Payments on lines of credit	(783,812)	(568,302)
Payments on capital lease and notes payable obligations	(6,514)	(815)
Payments on contingent arrangements	(141)	—
Payments on guarantee arrangements	—	(4,000)
Payments for deferred financing costs	(1,237)	—
Proceeds from exercise of warrants and stock options	43	—

Net cash used in financing activities	(7,849)	(4,815)

Effect of exchange rate changes on cash	(4)	26

Increase (Decrease) in cash	22,778	(39,370)
Cash, Beginning of Period	59,439	76,703

Cash, End of Period	$82,217	$37,333